Exhibit 10.8

ADDENDUM N° 2 TO

EXCLUSIVE SUPPLY AGREEMENT

for L-Asparaginase

This Addendum is entered between:

ERYTECH Pharma S.A, a company incorporated under the laws of the Republic of France (n° 479 560 013 RCS Lyon; VAT No. FR 10479560013)), having its registered head office at Bâtiment Adenine, 60 avenue Rockefeller, 69008 Lyon, France, represented by Mr GIl Beyen, Chief Executive Officer, and by Mr Jérôme Bailly, Qualified Person,

hereinafter referred to as “ERYTECH Pharma”.

And,

medac GmbH, a company having its registered head office at Theaterstrasse 6, D22880 Wedel, Germany represented by Mr Nikolaus Graf Stolberg, Managing Director and Dr. Michaela Rehberg, Director Drug Regulatory Affairs (VAT No. DE 118579535)

hereinafter referred to as “Medac”.

hereinafter referred to individually or collectively as the “Parties” and individually as a “Party”.

WHEREAS

The Parties have signed an Exclusive Supply Agreement on 12th December 2008, as amended by virtue of Addendum 1 executed on 19th August 2009, (hereinafter “the Agreement”).

The Parties agree to modify certain Articles of the Agreement.

Therefore, the Agreement is hereby amended to read as follows:

1)	The exclusivity of supply set forth in Section 3.1 of the Agreement shall be converted into non-exclusivity.

2)	Section 4.3 of the Agreement shall be null and void.

3)	Section 15.1 of the Agreement shall be null and void and replaced by the following:

“15.1. Term.

The term of this Agreement shall commence upon the Effective Date (i.e. 10th December 2008) and unless terminated earlier or extended pursuant to this Agreement shall expire twenty (20) years thereafter (i.e. 10th December 2028).

It is agreed between the Parties that in the event that after December 31, 2017, Medac’s supplier of the Product discontinues in full the production of the Product for supplies to medac for the EU countries, the Agreement is suspended, including all rights and obligations of the Parties. This means that neither Party may claim or be liable for any contractual rights and/or obligations accordingly (with exception to Article XI. Confidentiality, Article XIII. Indemnification and Article XIV. Insurance).

It is understood between the Parties that in case the circumstance under the proceeding sentence occurs, Medac will not be deemed liable for the lack of supply of the Product to ERYTECH Pharma according to the Agreement and ERYTECH Pharma shall not be entitled to claim any compensation, direct, indirect, incidental or consequential losses or damages howsoever caused, and whether based on warranty, contract, tort including negligence, strict liability or otherwise from Medac.

4)	Section 15.2 of the Agreement shall be amended as follows:

“15.2. b):

[…]. Such possibility of termination does not exist in case of suspension of the Agreement according to Article 15.1. second paragraph of the Agreement.

“15.2. c):

After December 31, 2017, without notice and compensation by Medac in case (a) the European Commission definitely denies the current marketing authorisation application for GRASPA® (EMEA/H/C/004055) (the “MAA”), (b) ERYtech withdraws the MAA or (c) ERYtech changes the MAA from using the Product to recombinant L-Asparaginase and obtains the marketing authorization relating to the changed MAA.

5)	Section 15.3 first paragraph of the Agreement shall be null and void and replaced by the following:

“15.3. Consequences of Termination

Except with respect to a termination by Medac pursuant to Section 15.2. b), the expiration or termination of this Agreement will not relieve Medac from its obligation to provide with any Product to be delivered prior to the effective date of such expiration or termination.”

6)	Except as otherwise provided herein, all terms and conditions of the Agreement shall remain in full force and effect and all terms beginning by a capitalized letter shall have the same meaning as those defined in the Agreement.

IN WITNESS whereof, the Parties have caused this Addendum to be executed by their duly authorized officers.

ERYTECH Pharma
Mr Gil Beyen	Place and date:
Chief Executive Officer
Lyon, July 5th, 2016
/s/ Gil Beyen

Signature

ERYTECH Pharma
Mr Jérôme Bailly	Place and date:
Qualified Person
Lyon, July 5th, 2016
/s/ Jérôme Bailly

Signature

Medac
Mr Nikolaus Graf Stolberg	Place and date:
Managing Director
Hamburg, July 15th, 2016
/s/ Nikolaus Graf Stolberg

Signature

Medac
ppa. Dr. Michaela Rehberg	Place and date:
Director Drug Regulatory Affairs
Hamburg, July 25th, 2016
/s/ Dr. Michaela Rehberg

Signature

B)	Execution version of Addendum 2 to the 2011 Medac Agreement